UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 26, 2022

(Date of earliest event reported) August 25, 2022

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.01 par value	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Oklahoma Natural Gas Company, a division of ONE Gas, Inc. (“Oklahoma Natural Gas”), provides natural gas service to approximately 905,000 customers in Oklahoma.

On August 25, 2022, the Oklahoma Development Finance Authority (the “ODFA”), a public trust and instrumentality of the State of Oklahoma, completed the issuance and sale of $1,354,200,000 in ratepayer-backed bonds (the “Bonds”) that were offered for the purpose of allowing Oklahoma Natural Gas to recover the extraordinary costs it incurred as a result of Winter Storm Uri in February 2021, under and pursuant to a new provision of Oklahoma law, “February 2021 Regulated Utility Consumer Protection Act” (the “Securitization Law”). The Bonds are limited and special revenue obligations of the ODFA, payable solely from the securitization bond collateral, created pursuant to the Securitization Law and an irrevocable financing order issued by the Oklahoma Corporation Commission on January 25, 2022 (the “Financing Order”). The Supreme Court of Oklahoma held that the Bonds were properly authorized and constitutional under Oklahoma law in an opinion issued on May 24, 2022. The Bonds are not an obligation of Oklahoma Natural Gas or any of its affiliates.

In connection with the transaction described above, the ODFA and Oklahoma Natural Gas entered into a Securitization Property Purchase and Sale Agreement (the “Sale Agreement”) whereby the ODFA purchased, and Oklahoma Natural Gas sold, the securitization property created pursuant to the Securitization Law and the Financing Order. Such securitization property includes the right to assess, impose, adjust, collect and receive revenues, in the form of the winter event securitization charge from Oklahoma Natural Gas’ existing and future Oklahoma customers in amounts intended to be sufficient to pay the principal and interest and financing charges on the Bonds over 25 years. The proceeds received by Oklahoma Natural Gas for the sale of the securitization property were approximately $1.34 billion, which represents the amount of Bonds sold less issuance costs.

The Sale Agreement contains customary representations, warranties, agreements and indemnification obligations by Oklahoma Natural Gas. The foregoing description of the Sale Agreement is not complete and is in all respects subject to the actual provisions of the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Securitization Property Purchase and Sale Agreement dated as of August 25, 2022 by and between the Oklahoma Development Finance Authority, as Issuer, and Oklahoma Natural Gas Company, a division of ONE Gas, Inc., as Seller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: August 26, 2022	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President and Chief Financial Officer